Evolus Raises Full-Year Revenue Guidance
on Record Second Quarter 2023 Revenue

•Company Increases Full-Year 2023 Net Revenue Guidance to $185 to $195 Million
•Company Achieved Quarterly Net Revenue of $49.3 Million, Growing 33% Year-over-Year and 10 Percentage Points Above the First Quarter’s Growth Rate
•Achieved Record Growth and All-time Highs in New Accounts and Consumer Loyalty Enrollments and Redemptions

NEWPORT BEACH, Calif., July 27, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today reported revenue for the second quarter ended June 30, 2023 and raised its revenue guidance for the full year.
Net revenue for the second quarter of 2023 was $49.3 million, a 33% increase over the corresponding quarter in the prior year, representing a new quarterly record. During the quarter, the company also achieved key performance indicator records including an all-time high since the launch year of nearly 800 new customer accounts, the enrollment of 64,000 new patients and the completion of more than 147,000 patient reward redemptions, having surpassed one million redemptions in its Evolus Rewards™ Patient Loyalty Program earlier this year.
David Moatazedi, Evolus’ President and Chief Executive Officer, said “Revenue growth this quarter accelerated by 10 percentage points over the first quarter, reflecting accelerated momentum for Jeuveau® and the exceptional execution of our growth strategy by the entire Evolus team. This accelerating growth and our differentiated business model give us the confidence to raise our 2023 revenue guidance from $180 to $190 million to $185 to $195 million. As we announced in May, we are extremely excited to expand our product portfolio to include a line of five different fillers beginning in 2025, clearly leveraging our strong distribution model and loyalty programs and accelerating our top-line growth to $700 million by 2028.”
The Company will report its full second quarter financial results on Wednesday, August 2, 2023.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results August 2 at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13739952. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), globally licensed under the brand name Nuceiva®. The product is manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, a line of five unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to our increased 2023 revenue guidance and our ability to leverage our distribution model and loyalty programs to accelerate our top-line growth to $700 million by 2028.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Securities and Exchange Commission on May 9, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

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Investor Contact:

David K. Erickson
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Media Contact:
Email: media@evolus.com